                                                                    EXHIBIT 12.1

                               MENTUS MEDIA CORP.

        CALCULATION OF RATIO OF DEFICIENCY OF EARNINGS TO FIXED CHARGES

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
                                                                                                        THREE MONTHS ENDED
                                                                                                            MARCH 31,
                                                                                                     ------------------------
                                                                                        PRO FORMA
                                        YEARS ENDED DECEMBER 31,                       YEAR ENDED           HISTORICAL
                     ---------------------------------------------------------------  DECEMBER 31,   ------------------------
                        1993         1994         1995         1996         1997          1997          1997         1998
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
Net loss as
  reported in the
  statements of
  operations.......  $(1,791,813) $(2,143,364) $(2,334,576) $(2,055,504) $(6,388,484)  $(13,268,000) $(1,508,910) $(3,264,296)
Add
  Portion of rents
    representative
    of the interest
    factor.........       60,667       50,000       50,000       63,597      421,443       421,443        74,693      145,524
  Interest on
    indebtedness...      145,193      191,769      239,859      231,355      280,806     7,161,000        65,120      843,774
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
    Loss as
      adjusted.....   (1,585,953)  (1,901,595)  (2,044,717)  (1,760,552)  (5,686,235)   (5,685,557)   (1,369,097)  (2,274,998)
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------

Fixed charges
  Portion of rents
    representative
    of the interest
    factor.........       60,667       50,000       50,000       63,597      421,443       421,443        74,693      145,524
Interest on
  indebtedness.....      145,193      191,769      239,859      231,355      280,806     7,161,000        65,120      843,774
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
                         205,860      241,769      289,859      294,952      702,249     7,582,443       139,813      989,298
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------

Deficiency of
  earnings to fixed
  charges..........  $(1,791,813) $(2,143,364) $(2,334,576) $(2,055,504) $(6,388,484)  $(13,268,000) $(1,508,910) $(3,264,296)
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
                     -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------


                      PRO FORMA
                        1998
                     -----------
Net loss as
  reported in the
  statements of
  operations.......  $(4,415,000)
Add
  Portion of rents
    representative
    of the interest
    factor.........      145,524
  Interest on
    indebtedness...    1,995,000
                     -----------
    Loss as
      adjusted.....   (2,274,476)
                     -----------
Fixed charges
  Portion of rents
    representative
    of the interest
    factor.........      145,524
Interest on
  indebtedness.....    1,995,000
                     -----------
                       2,140,524
                     -----------
Deficiency of
  earnings to fixed
  charges..........  $(4,415,000)
                     -----------
                     -----------
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